EXECUTION COPY

                                                                     Exhibit 2.2
                                                                     -----------

                          REGISTRATION RIGHTS AGREEMENT

           This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated as of July 31, 2003, by and among INERGY, L.P., a Delaware limited partnership ("the "Company"), UNITED PROPANE, INC., a corporation organized under the laws of the State Delaware ("United"), and ROBERT A. PASCAL, an individual ("Pascal").

In connection with the Asset Purchase Agreement dated June 30, 2003, by and among Inergy Propane, LLC, the Company, United and Pascal (the "Asset Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to United an aggregate of Eight Hundred Eighty Nine Thousand Nine Hundred Six (889,906) Common Master Limited Partnership Units of the Company. The Common Master Limited Partnership Units issued to United pursuant to the Asset Purchase Agreement and the Common Master Limited Partnership Units which may be issued upon conversion of the Master
Limited Partnership Senior Subordinated Units issued pursuant to the Asset Purchase Agreement are referred to herein as the "Common Units."

           To induce United and Pascal to execute and deliver the Asset Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, United and Pascal hereby agree as follows:

     1. DEFINITIONS.

          (a) As used in this Agreement, the following terms shall have the following meanings:

               (i) "Investors" means United, Pascal and any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

               (ii) "Material Transaction" means any material transaction in which the Company or any of its subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, consolidation, tender offer or any other transaction that would require disclosure pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and with respect to which the Board of Directors of the Company reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Company's or such subsidiary's ability to consummate such transaction in a timely fashion or require the Company to disclose material, nonpublic information prior to such time as it would otherwise be required to be disclosed.



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               (iii)  "register,"   "registered,"   and   "registration"   refer
to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

               (iv) "Registrable Securities" means (a) the Common Units and (b) any shares of capital stock issued or issuable, from time to time (with any adjustments) as a distribution on or in exchange for the Common Units.

               (v) "Registration Statement" means a registration statement of the Company under the Securities Act.

          (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement.

     2. REGISTRATION.

          (a) Mandatory Registration. The Company shall use its best efforts to prepare and file with the SEC as soon as practicable, but in no event later than the thirtieth (30th) day following the date of this Agreement (the "Filing Date"), a Registration Statement on Form S-3 covering the resale by the Investors of the Registrable Securities. The S-3 Registration Statement shall provide that the Registrable Securities may be offered and sold by the Investors on a continuous or delayed basis in the future in accordance with Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"). The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Investors and their counsel prior to its filing or other submission. The Investors shall provide their approval of (or comments to) the information included in such Registration Statement with respect to the Investors, the Registrable Securities held by them and the intended method of disposition of such Registrable Securities within the earlier of five (5) days and three (3) business days after their receipt of such Registration Statement. The Company shall use its best efforts to cause the aforesaid Registration Statement to become effective as soon as practicable, but in no event later than the ninetieth (90th) day after the Filing Date (unless delayed by reasons outside of the Company's control). The Company shall not be obligated to file and cause to become effective more than one Registration Statement pursuant to this Section 2(a).

          (b) Underwritten Offering. If the Investors who hold a majority in interest of the Registrable Securities elect to have an offering pursuant to the Registration Statement pursuant to Section 2(a) be an underwritten offering, such Investors shall give written notice to the Company of such election. Upon receipt of such notice, the Company will use reasonable efforts to engage an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Investors who hold a majority in interest of the Registrable Securities. The Company may delay effecting an underwritten offering pursuant to this Section 2(b) for a period of up to 90 days after the date of a request for such underwritten offering if at the time of such request the Company is engaged, or proposes to engage, in any Material Transaction.


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          (c)   Eligibility for Form S-3. The Company  represents  and  warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Investors and the Company shall use its best efforts to file all reports and statements required to be filed by the Company with the SEC in a timely manner so as to thereafter maintain such eligibility for the use of Form S-3.

          (d) Holdback. If the Company at any time shall register Common Master Limited Partnership Units under the Securities Act in an underwritten offering pursuant to any other registration under the Securities Act (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with option or other employee benefit plans), and the managing underwriter(s) of such offering advises the Company in writing that in its opinion the sale of Registrable Securities at the time of or following the offering would interfere with the successful marketing of the securities proposed to be sold in the offering (in terms of a significant adverse effect on the price, timing or distribution of such securities), the Investors shall not, if requested in writing to the Company by the managing underwriter(s), sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those Registrable Securities included in such registration pursuant to Section 2(b) or 2(2) above) without the prior written consent of the Company for a period as shall be determined by the managing underwriter(s), which period cannot begin more than 10 days prior to the effectiveness of such Registration Statement and cannot last more than 180 days after the effective date of such Registration Statement; provided, however, that the restrictions on transfer of Registrable Securities under this Section 2(e) shall not be imposed upon the Investors more than once during any consecutive twelve-month period. The provisions of this
Section 2(e) shall not apply unless all executive officers and directors of the Company owning Common Master Limited Partnership Units shall also have agreed not to sell publicly their Common Master Limited Partnership Units under the circumstances and pursuant to the terms set forth in this Section 2(d).

          (e) Suspension. Anything contained in this Agreement to the contrary notwithstanding, the Company may, by notice in writing to each holder of Registrable Securities to which a prospectus relates, require such holder to suspend, for up to 90 days, the use of any prospectus included in a Registration Statement filed hereunder if a Material Transaction exists that would require an amendment to such Registration Statement or supplement to such prospectus (including any such amendment or supplement made through incorporation by reference to a report filed under Section 13 of the Exchange Act). The Company may not invoke the foregoing requirement for more than a total of 90 days during any 365 day period.

      3. OBLIGATIONS OF THE COMPANY.

      In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

          (a) The Company shall respond promptly to any and all comments made by the staff of the SEC to the Registration Statement required by Section 2(a), and shall submit to the SEC, before the close of business on the fifth business day immediately following the business day on which the Company learns (either by telephone or in writing) that no review of


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such Registration Statement will be made by the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date as soon as practicable. The Investors' rights to cause the Company to file Registration Statements hereunder, and the Company's obligation to keep any such Registration Statements effective pursuant to Rule 415, shall continue until the earlier of (i) the date on which all of the Registrable
Securities have been sold, or (ii) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to the Investors) may be immediately sold to the public without registration or restriction pursuant to
Rule  144(k)  under  the  Securities   Act  or  any  successor   provision  (the
"Registration Period"). The financial statements of the Company included in the Registration Statement or incorporated by reference therein will comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements will be prepared in accordance with U.S. generally
accepted  accounting  principles,   consistently  applied,  during  the  periods
involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed on summary statements and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end adjustments).

          (b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement filed hereunder and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

          (c) The Company shall furnish to each Investor whose Registrable Securities are included in a Registration Statement, and to its legal counsel
(i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of a Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effectiveness of the Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), (ii) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.


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          (d) The Company  shall use its best efforts to (i) register or qualify the Registrable Securities covered by any Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as each Investor who holds Registrable Securities being offered reasonably
requests,   (ii)  prepare  and  file  in  those  jurisdictions  such  amendments
(including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), (b) subject itself to general  taxation in any such  jurisdiction,
(c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

          (e) In the event the Investors who hold a majority in interest of the Registrable Securities being offered have elected to have an underwritten offering pursuant to Section 2(b), the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

          (f) As promptly as practicable after becoming aware of such event, the Company shall notify each Investor by telephone and facsimile of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement filed hereunder, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

          (g) The Company shall use its best efforts (i) to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending or supplementing such Registration Statement) and (ii) to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request).

          (h) The Company shall permit a single firm of counsel representing the Investors (designated by and retained at the expense of the Company) to review the Registration Statements and all amendments and supplements thereto at least five days prior to its filing with the SEC, and not file any document containing disclosure with respect to the Investor, the


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Registrable  Securities held by it or the intended method of disposition of such
Registrable Securities as to which such counsel reasonably objects.

          (i) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

          (j) At the request of any Investor in the case of an underwritten public offering, the Company shall, on the date of effectiveness of the Registration Statement (i) furnish an opinion, dated as of such date, from counsel representing the Company addressed to the Investors participating in such offering and in form, scope and substance as is customarily given in an underwritten public offering and (ii) use its best efforts to furnish a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Investors participating in such offering.

          (k) The Company shall use its best efforts to promptly cause all of the Registrable Securities covered by the Registration Statement to be listed, included for quotation or otherwise eligible for trading on any Public Market on which securities of the same class or series issued by the Company are then so listed, included or eligible, if any, if such is then permitted under the rules of such Public Market.

          (l) The Company shall cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request, and, within three (3) business days after the Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver or cause to be delivered to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement), such opinions or instructions as the transfer agent requires for the preparation and delivery of such certificates.

          (m) At the request of any Investor, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

          (n) The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act, and the rules and regulations promulgated by the SEC.)


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      4. OBLIGATIONS OF THE INVESTORS.

      In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

          (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as the Company or the underwriter may reasonably request in writing and shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) trading days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor.

          (b) Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

          (c) In the event Investors holding a majority in interest of the Registrable Securities being offered determine to engage the services of an underwriter pursuant to Section 2(b), each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter(s) of such offering and the Company and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election not to participate in such underwritten distribution.

          (d) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Sections 3(f) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

          (e) No Investor may participate in any underwritten distribution hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below, and


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(iv) complies with all applicable laws in connection therewith.  Notwithstanding anything in this Section 4(e) to the contrary, this Section 4(e) is not intended to limit an Investor's rights under Sections 2(a) or 3(b) hereof.

          (f) Each Investor agrees that during such time as such Investor may be engaged in a distribution of the Registrable Securities, such Investor shall comply with Regulation M promulgated under the Exchange Act and pursuant thereto it shall, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such rules; and (ii) distribute the Registrable Securities under the registration statement solely in the manner described in the registration statement.

     5. EXPENSES OF REGISTRATION. All reasonable expenses incurred by the Company in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 above, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and the fees and disbursements of counsel for the Company shall be borne by the Company.

     6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          (a) To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, and
(ii) the directors, officers, partners, members, employees and agents of such Investor and each person who controls any Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, if any, (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement under which such Registrable Securities were registered or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such
Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law, including without limitation any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Investors and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a


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Violation  which  occurs in reliance  upon and in  conformity  with  information furnished in writing to the Company by such Indemnified Person, or a person duly acting on their behalf, expressly for use in the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company; which consent shall not be unreasonably withheld, and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 hereof.

          (b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each underwriter or broker involved in the offering and any other securityholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such underwriter, broker or securityholder within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company or the underwriter by such Investor, or a person duly acting on its behalf, expressly for use in connection with the preparation of such Registration Statement; and subject to Section 6(c) such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds actually received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 hereof. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

          (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably  determines  that  there  may be  legal  defenses  available  to such
Indemnified Person or Indemnified Party which are in conflict with those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates, if the Investors are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnified Person or Indemnified Party, as the case may be, on the other hand, with respect to the Violation giving rise to the applicable Claim; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     8. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

          (a) file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Asset Purchase Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

          (b) furnish to each Investor so long as such Investor holds Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit such Investor to sell such securities under Rule 144 without registration.

     9. ASSIGNMENT OF REGISTRATION RIGHTS. The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assignable by each Investor to any transferee of all or any portion of the Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (iv) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein. In addition, and notwithstanding anything to the contrary contained in this Agreement or the Asset Purchase Agreement, the Registrable Securities may be pledged, and all rights of the Investors under this Agreement or any other agreement or document related to the transactions contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with an Investor's margin or brokerage account.

     10. AMENDMENT OF REGISTRATION RIGHTS. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and Investors who hold a majority in interest of the Registrable Securities or, in the case of a waiver, with the written consent of the party charged with the enforcement of any such provision; provided, however, that no amendment hereto which restricts the ability of an Investor to elect not to participate in an underwritten offering shall be effective against any Investor which does not consent in writing to such amendment; provided, further, however, that no consideration shall be paid to an Investor by the Company in connection with an amendment hereto unless each Investor similarly affected by such amendment receives a pro-rata amount of consideration from the Company. Unless an Investor otherwise agrees, each amendment hereto must similarly affect each Investor. Any amendment or waiver effected in accordance with this
Section 10 shall be binding upon each Investor and the Company.

     11. MISCELLANEOUS.

          (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable
Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

          (b) Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                 If to the Company:

                 Inergy, L.P.
                 Two Brush Creek Boulevard, Suite 200
                 Kansas City, Missouri  64112
                 Attn:  John J. Sherman
                 Fax:  816.471.3854
                 Telephone:  816.842.8181


                 with a copy simultaneously transmitted by like means to:

                 Stinson Morrison Hecker LLP
                 1201 Walnut Street, Suite 2800
                 Kansas City, Missouri  64106
                 Attn:  Paul E. McLaughlin
                 Fax:  816.691.3495
                 Telephone:  816.842.8600

and if to any Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b).

          (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company and the Investors further agree that service of process upon such party, mailed by first class mail shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. Nothing herein shall affect a party's right to serve process in any other manner permitted by law. The parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

          (e) This Agreement and the Asset Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Asset Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

          (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          (g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          (i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (j) All consents, approvals and other determinations to be made by the Investors pursuant to this Agreement shall be made by the Investors holding a majority in interest of the Registrable Securities held by all Investors.

          (k) Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

          (l) For purposes of this Agreement, the term "business day" means any day other than a Saturday or Sunday or a day on which banking institutions in the State of Delaware are authorized or obligated by law, regulation or executive order to close, and the term "trading day" means any day on which the Public Market where the Common Units are then listed or traded, is open for trading.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                               INERGY, L.P.


                               By: /s/ John J. Sherman
                                  ---------------------------------
                                  Name:   John J. Sherman
                                  Title:  President


                               INVESTORS:

                               UNITED PROPANE, INC.


                               By: /s/ Robert A. Pascal
                                  ---------------------------------
                                  Name:   Robert A. Pascal
                                  Title:  Chairman of the Board


                                  /s/ Robert A. Pascal
                                  ---------------------------------
                                  ROBERT A. PASCAL